As filed with the Securities and Exchange Commission on March 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2640654 (I.R.S. Employer Identification Number)
5670 W. Chandler Blvd., Suite 100 Chandler, Arizona 85226 (Address of principal executive offices, including zip code)

Everspin Technologies, Inc. 2016 Equity Incentive Plan

Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Daniel Berenbaum

Chief Financial Officer

Everspin Technologies, Inc.

5670 W. Chandler Blvd., Suite 100

Chandler, Arizona 85224

(480) 347-1111

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Daniel M. Mahoney
Joshua Schneiderman
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, AZ 85004
(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.0001 per share
2016 Equity Incentive Plan	570,946	$5.70	$3,254,392	$355.06
2016 Employee Stock Purchase Plan	190,315	$5.70	$1,084,796	$118.35
	761,261		$4,339,188	$473.41

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of registrant’s common stock, as applicable.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock, as reported on The Nasdaq Global Market on February 26, 2021.

(3)	Represents shares of Common Stock that were added to the shares reserved for issuance under the Everspin Technologies, Inc. 2016 Equity Incentive Plan on January 1, 2021, pursuant to an “evergreen” provision contained in such plan.

(4)	Represents shares of Common Stock that were added to the shares reserved for issuance under the Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan on January 1, 2021, pursuant to an “evergreen” provision contained in such plan.

EXPLANATORY NOTE

Everspin Technologies, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 570,946 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), issuable to eligible persons under the Everspin Technologies, Inc. 2016 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on October 7, 2016 (File No. 333-214018), August 14, 2017 (File No. 333-219938), May 23, 2018 (File No. 333-225119), March 15, 2019 (File No. 333-230349) and March 13, 2020 (File No. 333-237146) (collectively, the “Prior Registration Statements”), and (b) an additional 190,315 shares of Common Stock issuable to eligible persons under the Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statements. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:

1.

 The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2020, filed with the SEC on March 4, 2021, including the information to be incorporated by reference in the Form 10-K by the Registrant’s proxy statement for its 2021 Annual Meeting of Stockholders.

2.	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 28, 2016 (File No. 0001-37900) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Form 10-K.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

		Incorporation By Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation	8-K	001-37900	3.1	10/13/2016

4.1.1	Amendment to Amended and Restated Certificate of Incorporation	8-K	001-37900	3.1	5/22/2019

4.1.2	Amendment to Amended and Restated Certificate of Incorporation	8-K	001-37900	3.1	5/27/2020

4.2	Amended and Restated Bylaws	8-K	001-37900	3.2	5/22/2019

4.3	Form of Common Stock Certificate of the Registrant	S-1	333-213569	4.1	9/09/2016

5.1*	Opinion of Snell & Wilmer L.L.P.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this registration statement)

99.1	Everspin Technologies, Inc. 2016 Equity Incentive Plan	8-K	001-37900	10.1	5/22/2018

99.2	Everspin Technologies, Inc. 2016 Equity Incentive Plan Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise	S-1/A	333-213569	10.3	9/26/2016

99.3	Form of Restricted Stock Unit Award Agreement under the 2016 Equity Incentive Plan	10-Q	001-37900	10.3	11/13/2017

99.4	Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan	S-1/A	333-213569	10.4	9/26/2016

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on March 4, 2021.

EVERSPIN TECHNOLOGIES, INC.

By:	/s/ Darin Billerbeck
Name:	Darin Billerbeck
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darin Billerbeck and Daniel Berenbaum, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Darin Billerbeck	Interim Chief Executive Officer and Executive Chairman of the Board	March 4, 2021
Darin Billerbeck	(Principal Executive Officer)

/s/ Daniel Berenbaum	Chief Financial Officer	March 4, 2021
Daniel Berenbaum	(Principal Financial and Accounting Officer)

/s/ Lawrence G. Finch	Director	March 4, 2021
Lawrence G. Finch

/s/ Ronald C. Foster	Director	March 4, 2021
Ronald C. Foster

/s/ Stephen J. Socolof	Director	March 4, 2021
Stephen J. Socolof

/s/ Peter Hébert	Director	March 4, 2021
Peter Hébert

/s/ Geoffrey R. Tate	Director	March 4, 2021
Geoffrey R. Tate

/s/ Mike Gustafson	Director	March 4, 2021
Mike Gustafson

/s/ Geoff Ribar	Director	March 4, 2021
Geoff Ribar

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